Exhibit 99.1

Advance Auto Parts Announces Cash Tender Offer for Any and All of Its

Outstanding 4.50% Senior Unsecured Notes Due December 1, 2023

RALEIGH, N.C., September 22, 2020 - Advance Auto Parts, Inc. (“Advance”) (NYSE: AAP), a leading automotive aftermarket parts provider in North America, announced today that it has commenced a cash tender offer for any and all of its outstanding 4.50% senior unsecured notes due December 1, 2023 (CUSIP No. 00751Y AC0) (the “Notes”), on the terms and subject to the conditions set forth in the Offer to Purchase, dated the date hereof (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Notice of Guaranteed Delivery attached to the Offer to Purchase (the “Notice of Guaranteed Delivery”). As of September 22, 2020, there was $450,000,000 aggregate principal amount of the Notes outstanding. The tender offer is referred to herein as the “Offer.” The Offer to Purchase and the Notice of Guaranteed Delivery are referred to herein collectively as the “Offer Documents.”

Certain information regarding the Notes and the pricing for the Offer is set forth in the table below.

Title of Securities	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
4.50% Notes due 2023 (CUSIP No.: 00751Y AC0)	$450,000,000	0.125% UST due September 15, 2023	FIT1	25 bps

The Offer will expire at 5:00 p.m., New York City time, on September 28, 2020, unless extended or earlier terminated (the “Expiration Date”). The “Tender Offer Consideration” for each $1,000 principal amount of Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Offer to Purchase will be determined in the manner described in the Offer Documents by reference to the fixed spread for the Notes specified in the table above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified in the table above at 2:00 p.m., New York City time, on September 28, 2020, unless extended.

Holders must validly tender (and not validly withdraw) or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or before the Expiration Date in order to be eligible to receive the Tender Offer Consideration. In addition, holders whose Notes are purchased in the Offer will receive accrued and unpaid interest on the purchased Notes from the last interest payment date to, but not including, the Settlement Date (as defined in the Offer to Purchase). Advance expects the Settlement Date to occur on September 29, 2020. Notes tendered by Notice of Guaranteed Delivery and accepted for purchase will be purchased on the third business day after the Expiration Date, but payment of accrued interest on such Notes will only be made to, but not including, the Settlement Date.

Tendered Notes may be withdrawn prior to 5:00 p.m., New York City time, on September 28, 2020. The consummation of the Offer is not conditioned upon any minimum amount of Notes being tendered, but is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including, among others, Advance consummating an offering of debt securities of at least $300 million aggregate principal amount. Advance intends to use the net proceeds from the concurrent offering of debt securities, together with cash on hand (if necessary), to fund the aggregate consideration and accrued interest for all Notes validly tendered (and not withdrawn) pursuant to the Offer to Purchase and accepted for purchase by us, and to pay all fees and expenses incurred in connection with the Offer, and the remainder for general corporate purposes, which may include repayment of additional indebtedness.

Advance has retained D.F. King & Co., Inc. (“D.F. King”) as the tender agent and information agent for the Offer. Advance has retained J.P. Morgan Securities LLC as the dealer manager for the Offer.

Holders who would like additional copies of the Offer Documents may call or email the information agent, D.F. King, toll-free at (800) 848-3405, collect at (212) 269-5550 or aap@dfking.com. Copies of the Offer to Purchase and the Notice of Guaranteed Delivery are also available at the following website: http:www/dfking.com/aap. Questions regarding the terms of the Offer should be directed to J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-8553 (collect).

None of Advance, its subsidiary guarantors, its board of directors, J.P. Morgan Securities LLC, D.F. King or the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether holders of the Notes should tender their Notes pursuant to the Offer.

This press release does not constitute an offer to buy or a solicitation of an offer to sell any Notes, including with respect to the new debt securities. The Offer is being made solely pursuant to the Offer Documents. The Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Advance by J.P. Morgan Securities LLC or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Advance Auto Parts

Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of July 11, 2020, Advance operated 4,819 stores and 167 Worldpac branches in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. Advance also serves 1,262 independently owned Carquest branded stores across these locations in addition to Mexico, the Bahamas, Turks and Caicos and British Virgin Islands.

Investor Relations Contact:	Media Contact:

Elisabeth Eisleben	Darryl Carr
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advanceautoparts.com	E: AAPCommunications@advance-auto.com

Forward-Looking Statements

Certain statements herein are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “position,” “possible,” “potential,” “probable,” “project,” “should,” “strategy,” “will,” or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about Advance’s strategic initiatives, operational plans and objectives, and future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect Advance’s views based on historical results, current information and assumptions related to future developments. Except as may be required by law, Advance undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, factors related to the timing and implementation of strategic initiatives, the highly competitive nature of Advance’s industry, demand for Advance’s products and services, complexities in its inventory and supply chain, challenges with transforming and growing its business and factors related to the current global pandemic. Please refer to “Item 1A. Risk Factors” of Advance’s most recent Annual Report on Form 10-K, as updated by its Quarterly Report on Form 10-Q and other filings made by Advance with the Securities and Exchange Commission for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.